UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Final Court Approval of Derivative Litigation

As previously reported in our Current Report on Form 8-K filed on April 22, 2025 (the “April 2025 Form 8-K”), GameSquare Holdings, Inc. (the “Company”), in connection with its prior acquisition of FaZe Holdings, Inc., assumed certain indemnification obligations, including financial responsibility for a portion of the judgement or settlement payment as outlined in the Stipulation and Agreement of Settlement, Compromise and Release (the “Settlement Agreement”), a copy of which was filed with the April 2025 Form 8-K, and is incorporated herein by reference. The Settlement Agreement requires the approval of the Court of Chancery for the State of Delaware (“Court”).

On September 22, 2025, the Court entered an Order and Final Judgment, granting final approval of the Settlement Agreement and resolving the Shareholder Derivative Litigation. A copy of the Court’s Order and Final Judgment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Amended [Proposed] Order and Final Judgement, dated September 22, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: September 26, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director